Exhibit 99.1

Community Bank Shares of Indiana, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: First Financial Service Corp.

(Commission File No. 000-18832)

NEWS RELEASE
Date: April 22, 2014

Contacts:
Community Bank Shares of Indiana, Inc.:	First Financial Service Corporation:
Paul Chrisco, (812) 981-7375	Frank Perez, (270) 765-2131
Chief Financial Officer	Chief Financial Officer

Community Bank Shares of Indiana, Inc. To Acquire

First Financial Service Corporation of Elizabethtown, Kentucky

NEW ALBANY, INDIANA & ELIZABETHTOWN, KENTUCKY – Community Bank Shares of Indiana, Inc. (NASDAQ GM: CBIN), the holding company for Your Community Bank and The Scott County State Bank, and First Financial Service Corporation (NASDAQ GM: FFKY), the holding company for First Federal Savings Bank of Elizabethtown, jointly announced today they have entered into an agreement and plan of share exchange (the “Agreement”). Under the terms of the Agreement, Community Bank Shares of Indiana, Inc. will exchange all of the issued and outstanding common shares of First Financial Service Corporation for 0.153 shares of CBIN’s common stock, subject to potential adjustments at closing. Based on CBIN’s 20 trading day average common stock price of $22.33 per share, as of April 17, 2014, assuming no exchange ratio adjustments, the transaction is valued at approximately $17.9 million. As part of the transaction, FFKY’s outstanding preferred stock, all of which was issued in the Troubled Assets Relief Program, will be redeemed at or promptly following closing of the acquisition for approximately $12.3 million, plus accrued but unpaid interest. In addition, CBIN has entered into subscription agreements with investors to purchase approximately $25.0 million of CBIN common stock immediately prior to the consummation of the share exchange transaction at a price of $22.33 per share. The transaction is subject to receipt of FFKY shareholder approval, CBIN shareholder approval and customary regulatory approvals. We expect the transaction to close in the late third or fourth quarter of 2014.

Upon the consummation of the transaction, First Federal Savings Bank of Elizabethtown will be merged with and into Your Community Bank. At that time, First Federal Savings Bank of Elizabethtown offices will become branches of Your Community Bank. CBIN estimates it will have approximately $1.6 billion in assets and 41 branch offices throughout southeastern Indiana and Kentucky after the transaction closes. CBIN expects the transaction to be accretive to earnings per share in the first full year of operations, excluding any one-time restructuring charges, and that all subsidiary banks will exceed “well-capitalized” thresholds under all regulatory definitions.

James D. Rickard, President and CEO of Community Bank Shares of Indiana, stated, “We are excited to add to our presence in the Louisville and Bardstown markets, while expanding into Elizabethtown and neighboring communities. We believe this transaction creates a dynamic community banking franchise across the entire Louisville MSA. Community Bank Shares enjoys strong market share in the northern counties of Louisville and the addition of FFKY adds a strong presence in Louisville’s southern counties. The acquisition of FFKY is the second transaction we have undertaken in the last twelve months. These activities are part of an integrated strategy to drive shareholder returns through both organic and acquisition related growth.”

Gregory Schreacke, First Financial Service Corporation’s President, commented, “We are excited to partner with a strong and reputable firm, such as Community Bank Shares. Our shared values and synergies will create a tremendous new opportunity for our associates, shareholders, customers and community. Our combined financial institution will offer a wider array of products and services while continuing our long-standing personal commitment to our customers and community. ”

ABOUT COMMUNITY BANK SHARES OF INDIANA, INC.

Community Bank Shares of Indiana, Inc. is a bank holding company with $846 million in total assets as of March 31, 2014 and includes two wholly owned, state-chartered subsidiary banks include Your Community Bank and The Scott County State Bank. The Company’s stock trades on the NASDAQ Global Select Market under the symbol “CBIN”. The Company may be contacted at (812) 944-2224 or 101 West Spring Street, New Albany, Indiana 47150. To learn more about the Company, please visit www.yourcommunitybank.com and www.scottcountystatebank.com.

ABOUT FIRST FINANCIAL SERVICE CORPORATION

Established in 1923, FFKY, through its wholly owned subsidiary, First Federal Savings Bank of Elizabethtown (“First Federal Savings Bank”), operates 17 offices in Kentucky including seven offices in the Louisville metro area, seven offices in the Elizabethtown metro area, and two offices in Bardstown. At December 31, 2013, FFKY had approximately $859 million in total assets, $467 million in loans and $783 million in deposits.

Sterne, Agee & Leach, Inc. is serving as financial advisor to CBIN on the transaction and as placement agent on the offering. Stoll Keenon Ogden PLLC is serving as legal counsel to CBIN on the transaction and the offering. FFKY is represented by the investment banking firms of Keefe, Bruyette & Woods and Professional Bank Services, Inc. and the law firm of Frost Brown Todd LLC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock. Any offer will be made only by means of a private offering presentation solely to accredited investors or qualified institutional buyers. This press release does not constitute an offer to purchase, or the solicitation of an offer to tender, any shares of the Company’s common stock.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding our business strategies and their intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the Company’s failure to integrate acquired institutions in accordance with expectations; deviations from performance expectations related to acquired institutions; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.

Other Information

This release may be deemed to be offering materials of Community Bank Shares of Indiana, Inc. in connection with CBIN’s proposed acquisition of First Financial Service Corporation, on the terms and subject to the conditions in the Agreement and Plan of Share Exchange. This release may also be deemed to be proxy solicitation materials of First Financial Service Corporation in connection with a special meeting of the FFKY shareholders, currently anticipated to be held in the third quarter of 2014, to vote on a proposal to approve the Agreement and Plan of Share Exchange.

Shareholders of CBIN and FFKY and other investors are urged to carefully read the joint proxy statement/prospectus to be included in the registration statement on Form S-4, which CBIN will file with the SEC in connection with the proposed share exchange, because it will contain important information about CBIN, FFKY, the share exchange, the persons soliciting proxies with respect to the proposed share exchange and their interests in the proposed share exchange and related matters.

The respective directors and executive officers of Community Bank Shares of Indiana, Inc. and First Financial Service Corporation and other persons may be deemed to be participants in the solicitation of proxies from FFKY shareholders with respect to the proposed share exchange. Information regarding the directors and executive officers of CBIN is available in its proxy statement filed with the SEC on April 4, 2014. Information regarding directors and executive officers of FFKY is available in its proxy statement filed with the SEC on April 21, 2014. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) and other documents filed with the SEC by Community Bank Shares of Indiana, Inc. and First Financial Service Corporation through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CBIN will be available free of charge on CBIN’s website at http://www.yourcommunitybank.com, or by contacting Paul Chrisco by telephone at (812) 981-7375. Copies of the documents filed with the SEC by FFKY will be available free of charge on FFKY’s website at http://www.ffsbky.com, or by contacting Frank Perez, Chief Financial Officer, by telephone at (270) 765-2131.